Exhibit 99.1

Innotrac Corporation Announces 2005 Third Quarter Results

ATLANTA, GA (November 7, 2005) – Innotrac Corporation (NASDAQ: INOC) announced financial results today for the third quarter and nine months ended September 30, 2005.  The Company reported revenues of $17.5 million for the quarter versus $17.6 million reported in the comparable period in 2004, a decrease of 0.5%. For the nine months ended September 30, 2005, the Company reported revenues of $55.7 million compared to $57.4 million for the same period in 2004, a decrease of 3.0%.  The decreases for both the three and nine month periods were primarily attributed to reduced volumes from our telecommunications business, which were partially offset by increased volumes from our DSL business.  In addition, we added several new clients, resulting in increased revenues from our direct marketing and retail/catalog businesses in excess of the decreased revenues caused by the termination of services for Tactica International, Inc. and Martha Stewart Living Omnimedia, as anticipated.

The Company reported a net loss of $796,000, or $0.06 per share, for the three months ended September 30, 2005, versus a net loss of $402,000, or $0.03 per share, in the comparable period of 2004.  For the nine months ended September 30, 2005, the Company reported a loss of $1.7 million, or $0.14 per share compared to net income of $50,000, or breakeven on a per share basis, for the same period in 2004.  The Company generated $5.1 million in cash flows from operations for the nine months ended September 30, 2005.

The Company is pleased to announce that it has reached agreements with three new clients to provide services beginning in the second quarter of 2006.  The most significant of these agreements is a multiyear agreement with Target Corporation to provide North America’s second largest general merchandise retailer with product fulfillment services to support the expansion of their Target.com eCommerce initiative.  To handle the expected volumes, Innotrac will open another fulfillment center just outside of Cincinnati, Ohio, in Hebron, Kentucky.  Construction for the facility has begun and the new center is expected to be ready to ship Target.com’s orders in the summer of 2006.

The new fulfillment center will be Innotrac’s second facility in the Hebron, Kentucky, area and its ninth facility across six states bringing the total square footage of the Company’s facilities to over 2.4 million.

“Over the last year our focus has been on finding companies that would benefit from our integrated national footprint.  Although it took longer than anticipated to bring these to fruition, I feel that the new business we have signed for 2006 will be significant and will allow Innotrac to show stronger revenue and profit growth for several years to come,” stated Scott D. Dorfman, President and Chief Executive Officer.

Conference Call

Innotrac Corporation will hold a conference call to discuss this release this evening, November 7, 2005 at 5:00 PM Eastern Standard Time.  Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID: 1788968) or by logging on to www.innotrac.com and clicking on “Webcasts and Presentations” in the “Company” section.  The Webcast will be archived and available at the same Web address.  Additionally, audio playback will be available at 1-800-642-1687 (Conference ID: 1788968).

About Innotrac

Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands.  The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and two call centers in six cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows.  Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Innotrac’s operating results, performance or financial condition are competition, the demand for Innotrac’s services, Innotrac’s ability to retain its current clients and attract new clients, realization of expected revenues from new clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac’s ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac’s 2004 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.

Contact

Christine Herren
Senior Director and Controller
678-584-4115
cherren@innotrac.com

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INNOTRAC CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004

	(Unaudited)		(Unaudited)
Revenues	$17,543	$17,631	$55,724	$57,433
Cost of revenues	8,695	8,756	28,328	26,670

Gross profit	8,848	8,875	27,396	30,763
Operating expenses:
Selling, general and administrative expenses	8,535	7,931	25,421	26,574
Depreciation and amortization	1,091	1,283	3,551	3,905

Total operating expenses	9,626	9,214	28,972	30,479

Operating (loss) income	(778)	(339)	(1,576)	284
Interest expense	18	63	127	234
Other	—	—	—	—

Total other expense	18	63	127	234

(Loss) income before income taxes	(796)	(402)	(1,703)	50

Income tax (benefit)	—	—	—	—

Net (loss) income	$(796)	$(402)	$(1,703)	$50

Earnings per share:
Basic	$(0.06)	$(0.03)	$(0.14)	$0.00

Diluted	$(0.06)	$(0.03)	$(0.14)	$0.00

Weighted average shares outstanding:
Basic	12,277	11,905	12,167	11,843
Diluted	12,277	11,905	12,167	12,540

Note:	These statements should be read in conjunction with the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

INNOTRAC CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2005	December 31, 2004

	(Unaudited)	(Audited)

ASSETS

Current Assets:
Cash	$3,803	$1,377
Accounts receivable (net of allowance for doubtful accounts of $1,049 at September 30, 2005 and $1,624 at December 31, 2004)	12,846	18,405
Inventory	4,131	2,662
Prepaid expenses and other	1,627	1,986

Total current assets	22,407	24,430
Property and equipment, net	9,906	12,499
Goodwill	25,169	25,169
Other assets, net	1,116	1,275

Total assets	$58,598	$63,373

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$4,292	$6,023
Accrued expenses and other	3,127	2,630
Line of credit	—	3,063

Total current liabilities	7,419	11,716
Noncurrent Liabilities:
Other non-current liabilities	1,039	1,098

Total noncurrent liabilities	1,039	1,098
Total shareholders’ equity	50,140	50,559

Total liabilities and shareholders’ equity	$58,598	$63,373

Note:	These statements should be read in conjunction with the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

INNOTRAC CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004

	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(796)	$(402)	$(1,703)	$50
Adjustments to net loss:
Depreciation and amortization	1,091	1,283	3,551	3,905
Loss on disposal of fixed assets	12	6	12	106
Amortization of deferred compensation	—	18	—	68
Changes in working capital:
Accounts receivable, net	5,031	(175)	5,558	(1,373)
Inventory	(1,377)	385	(1,469)	6,285
Prepaid assets and other	317	(763)	348	(1,690)
Accounts payable, accrued expenses and other	(1,584)	195	(1,239)	1,062

Cash provided by operating activities	2,694	547	5,058	8,413

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(217)	(795)	(800)	(2,112)

Cash used in investing activities	(217)	(795)	(800)	(2,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under line of credit	—	262	(3,063)	(7,455)
Payment of capital lease obligation	(18)	(25)	(54)	(65)
Loan fees paid	—	—	—	(15)
Exercise of employee stock options	21	105	1,285	748
Stock reacquired to settle employee stock bonus withholding tax obligation	—	—	—	(286)

Cash (used in) provided by financing activities	3	342	(1,832)	(7,073)

Net increase (decrease) in cash	2,480	94	2,426	(772)
Cash, beginning of period	1,323	1,362	1,377	2,228

Cash, end of period	$3,803	$1,456	$3,803	$1,456

Note:	These statements should be read in conjunction with the Company’s Form 10-K filed with the Securities and Exchange on March 31, 2005.